Exhibit 5.01

                                September 8, 1997

United States Filter Corporation
40-004 Cook Street
Palm Desert, California 92211

Ladies and Gentlemen:

      I am Senior Vice President, General Counsel and Corporate Secretary of United States Filter Corporation, a Delaware corporation (the "Company"), and have acted as counsel to the Company in connection with the Registration Statement on Form S-4 (the "Registration Statement"), filed by the Company on September 8, 1997 with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, with respect to an aggregate of up to 6,783,347 shares (the "Shares") of the Company's Common Stock, par value $.01 per share, that may be offered and issued by the Company from time to time in connection with the acquisition by the Company, directly or indirectly, of various businesses or assets, or interests therein.

      I am familiar with the Registration Statement and have reviewed the Company's Certificate of Incorporation and By-laws, each as amended and restated. I have also examined such other public and corporate documents, certificates, instruments and corporate records, and such questions of law, as I have deemed necessary for purposes of expressing an opinion on the matters hereinafter set forth. In all examinations of documents, instruments and other papers, I have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to me as conformed, photostatic or other copies.

      On the basis of the foregoing, I am of the opinion that the Shares, when issued as contemplated in the Registration Statement, will be validly issued, fully paid and non-assessable.

      I consent to the filing of this opinion as Exhibit 5.01 to the Registration Statement and to the use of my name in the Prospectus forming a part thereof under the caption "Validity of Common Stock".

                                    Yours truly,


                                    /s/ Damian C. Georgino
                                    ------------------------
                                    Damian C. Georgino